UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Plains Exploration & Production Company

Table of Contents

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Item 2.02. Results of Operations and Financial Condition	1

Signatures	3

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Item 2.02. Results of Operations and Financial Condition

Expected earnings impact in the second quarter from mark-to-market derivative transactions

As a result of the increase in oil prices during the second quarter of 2005, and consistent with prior periods in which oil prices have increased, the Company expects to record in the second quarter of 2005 a $114 million pre-tax charge to income related to mark-to-market derivative contracts. Cash payments related to these contracts that settled in the second quarter totaled $51 million.

We expect that there will continue to be significant volatility in our reported earnings due to gains and losses on mark-to-market derivative contracts as changes occur in the NYMEX price index.

Stock appreciation rights

In addition, we have issued stock appreciation rights (SARs) to employees and accounting for SARs requires that we record an expense or a credit for vested or deemed vested SARs depending on whether, during the period, our stock price either rose or fell, respectively. Accordingly, since our stock price increased from $34.90/share on March 31, 2005 to $35.53/share on June 30, 2005 we anticipate recording a pre-tax charge of approximately $3 million in the second quarter for SARs. Cash payments for SARs exercised during the second quarter were approximately $6 million.

Additional Information and Forward Looking Statements

This Report on Form 8-K includes forward-looking statements based on our current expectations and projections about future events. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will”, “would”, “should”, “plans”, “likely”, “expects”, “anticipates”, “intends”, “believes”, “estimates”, “thinks”, “may”, and similar expressions, are forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, there are risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include, among other things:

•	uncertainties inherent in the development and production of oil and gas and in estimating reserves;

•	unexpected difficulties in integrating our operations as a result of any significant acquisitions;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	impact of oil and gas price fluctuations, including the impact on our earnings as a result of our derivative positions;

•	the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;

•	the effects of competition;

•	the success of our risk management activities;

•	the availability (or lack thereof) of acquisition or combination opportunities;

•	the impact of current and future laws and governmental regulations;

•	environmental liabilities that are not covered by an effective indemnity or insurance, and

•	general economic, market, industry or business conditions.

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All forward-looking statements in this report are made as of the date hereof, and you should not place undue certainty on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2004, for a further discussion of these risks. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: July 14, 2005	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President, Controller and Chief Accounting Officer

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